EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                         ADVANCED CEILING SUPPLIES, INC.

                                                              951100633 C $50.00
                                                              SECRETARY OF STATE
                                                                  08-09-95 13:19

                  The undersigned natural person, being more than twenty-one years of age, hereby establishes a corporation pursuant to the statutes of Colorado and adopts the following articles of incorporation:

                                ARTICLE I - NAME

The name of the corporation is Advanced Ceiling Supplies, Inc.

                         ARTICLE II - AUTHORIZED CAPITAL

The Corporation shall have authority to issue 1,000 shares of common stock.

                              ARTICLE III - OFFICES

A The street address of the initial registered office of the Corporation is 2338 Broadway, #100, Boulder, CO 80304, and the name of the initial registered agent at that address is James M. Hult. The written consent of the initial registered agent to the appointment as such is stated below.

B. The address of the Corporation's initial principal office is 345 W. 62nd Avenue, Unit B, Denver, CO 80216.

                            ARTICLE IV - INCORPORATOR

         The name and address of the incorporator is James A. Hult, 345 W. 62nd Avenue, Unit B, Denver, CO 80216.

                                ARTICLE V - STOCK

A VOTING. Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

B.QUORUM. At all meetings of shareholders, a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

C. PREEMPTIVE RIGHTS. No shareholder of the corporation shall have any preemptive or other right to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock or for script, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

D. PARTIAL LIQUIDATION. The board of directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.

E. CONSIDERATION . Shares of the corporation shall be issued for such consideration expressed in dollars as may be fixed from time to time by the vote of the directors.

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                        ARTICLE VI - PURPOSES AND POWERS

SECTION 1. PURPOSES. The nature of the business of the corporation, the purposes for which it is organized and its powers are as follows:

         A. To engage in the transaction of all lawful business or pursue any other lawful purpose or purposes for which a corporation may be organized under the laws of the State of Colorado.

         B. To have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned.

SECTION 2. POWERS. Subject to any specific limitations imposed by these articles of incorporation, the powers the corporation shall have are as follows:

         A. All of those powers, rights, and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate powers.

         B. The power to indemnify any director, officer, or employee, or former director, officer or employee of the corporation, or any person who may have served at its request as a director, officer, or employee of another corporation in which it owns shares of capital stock, or of which it is a creditor, against expenses (including reasonable attorney fees) , judgment and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit, or proceeding in which he is made a party by reason of being or having been such director, officer, or employee, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. In the event of settlement, reimbursement shall be made only if it be found by the board of directors that it was to the interest of the corporation that such settlement be made and such director, officer, or employee was not found guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer, or employee may be entitled under any by law, agreement, vote of shareholders or otherwise.

SECTION 3. DIRECTION OF PURPOSES AND EXERCISE OF POWERS BY DIRECTORS. The board of directors, subject to any specific written limitations or restrictions imposed by the laws of Colorado or by these Articles of Incorporation, shall direct the carrying out of the purposes and exercise the powers of the corporation without previous authorization or subsequent approval by the shareholders of the corporation.

                  ARTICLE VII - REGULATION OF INTERNAL AFFAIRS

SECTION A. BYLAWS. The initial Bylaws shall be adopted by the board of directors. The power to alter, amend, or repeal the Bylaws or to adopt new
Bylaws shall be vested in the board of directors. The Bylaws may contain any provision for the regulation and management of the affairs of the corporation not inconsistent with the laws of the State of Colorado or these articles of incorporation.

SECTION B. TRANSACTION IN WHICH DIRECTORS HAVE AN INTEREST. No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (i) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of another corporation; or (ii) the fact that any director or officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction. Each person who may become a director of officer of this corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

SECTION C. NEGATION OF EQUITABLE INTERESTS. The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including but without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee, or other person. The purchaser, assignee or transferee of any of the shares of the corporation shall not be entitled: to receive notice of the meeting of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders, or to own, enjoy and exercise any other property or rights deriving f rom, such shares against the corporation, until such purchaser, assignee, or transferee has become the registered owner of such shares.

                ARTICLE VIII - QUORUM FOR SHAREHOLDERS' MEETINGS

Except as bylaws adopted by the shareholders may provide f or a greater quorum requirement, a majority of the outstanding shares shall constitute a quorum at any meeting of shareholders. Except as bylaws adopted by the shareholders may provide for a greater voting requirement and except as is otherwise provided by the Colorado Business Corporation Act with respect to action on amendment to these Articles of Incorporation, on a plan of merger or share exchange, on the disposition of substantially all of the property of the Corporation, on the granting of consent to the disposition of property by an entity controlled by the Corporation, and on the dissolution of the Corporation, action on a matter other than the election of directors is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action. Any bylaw adding, changing, or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

                         ARTICLE IX - BOARD OF DIRECTORS

The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors.

The names and addresses of the members of the initial board of directors are as follows:

NAME                                                  ADDRESS

James A. Hult                                  345 W. 62nd Avenue, Unit B,
                                               Denver, CO 80216

The directors shall be elected at each annual meeting of the shareholders, provided that vacancies may be filled by election by the remaining directors, though less than a quorum, or by the shareholders at a special meeting called for that purpose. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies.


                  ARTICLE X - LIMITATION ON DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article X shall not adversely affect any right or protection of a director of the Corporation under this
Article X, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued , but for this Article X, prior to such repeal or modification.

                          ARTICLE XI - INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the f act that he is or was a director (or officer of the corporation or, while serving as a director (or officer) of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissable.

                         ARTICLE XII - TERM OF EXISTENCE

The corporation shall have perpetual existence.

                                  James A. Hult
                                  Incorporator

                                /S/JAMES A. HULT

The undersigned consents to the appointment as the initial registered agent of Advanced Ceiling Supplies, Inc.

                                  James M. Hult
                                Registered Agent

                                /S/JAMES M. HULT




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                                  VERIFICATION

STATE OF COLORADO                        )
                                         )ss.
COUNTY OF BOULDER                        )

I, KATHERINE E. WHITE, A NOTARY PUBLIC, HEREBY CERTIFY THAT ON THE 8TH day of August, 1995, James A. Hult personally appeared before me being by me first duly sworn, declared that he was the person that signed the foregoing document as incorporator and that the statements therein contained are true.

Witness my hand and official seal.

My commission expires:                                1-31-99

                                                      /S/ KATHERINE E. WHITE
                                                      Notary Public